Exhibit 99.2


                                  Certification


     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of PowerCerv Corporation, a Florida corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  November 14, 2002                       /s/ Aria L. Siplin
                                                --------------------------------
                                                Name:  Aria L. Siplin
                                                Title:   Chief Executive Officer
                                                (chief financial officer)